                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                             SIX MONTHS
                                                                                ENDED                          PRO FORMA
                                 FISCAL YEAR ENDED APRIL 30,                 OCTOBER 31,           LTM            LTM
                       -----------------------------------------------    -----------------    OCTOBER 31,    OCTOBER 31,
                       1993      1994      1995      1996       1997       1996       1997        1997           1997
                       -----    ------    ------    -------    -------    -------    ------    -----------    -----------
Fixed charges
  Interest expense...  $  10    $   21    $   45    $    33    $    75    $    14    $  403      $   464         $10,369
  Amortization of
    capitalized
    expenses related
    to
    indebtedness.....     --        --        --         --         --         --        --           --             734
                       -----    ------    ------    -------    -------    -------    ------      -------         -------
TOTAL FIXED
  CHARGES............  $  10    $   21    $   45    $    33    $    75    $    14       403      $   464         $11,103
                       =====    ======    ======    =======    =======    =======    ======      =======         =======
Income from
  continuing
  operations before
  taxes..............     (6)      337     2,483      7,086     14,354      5,562     5,433       14,225           4,182
Fixed charges........     10        21        45         33         75         14       403          464          11,103
                       -----    ------    ------    -------    -------    -------    ------      -------         -------
TOTAL EARNINGS.......  $   4    $  358    $2,528    $ 7,119    $14,429    $ 5,576    $5,836      $14,689         $15,285
                       =====    ======    ======    =======    =======    =======    ======      =======         =======
RATIO OF EARNINGS TO
  FIXED CHARGES......   0.40     17.05     56.18     215.73     192.39     398.29     14.48        31.66            1.38
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